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                                   EXHIBIT 21


LIST OF SUBSIDIARIES

Fischer Imaging International GmbH
Hummelsbuttler Steindamm 78a
Norderstadt, Germany 22851

SenoCare Corporation,
a Delaware corporation

Senolase Corporation,
a Delaware Corporation